Exhibit 99.1

Party City Announces Participation as of July 10, 2020 of More Than 83% of Existing Notes in its Private Exchange Offers and Extension of Early Participation Time for its Private Exchange Offers, Consent Solicitations and Committed Private Rights Offering

ELMSFORD, N.Y., July 13, 2020—Party City Holdco Inc. (together with its subsidiaries, the “Company”) today announced that as of July 10, 2020, more than 83% of Existing Notes (as defined below) have participated in the Exchange Offers (as defined below), including more than 93% of the 2023 Notes (as defined below) and more than 75% of the 2026 Notes (as defined below), all as set forth in the table below.

The Company has elected to extend the early participation time relating to its previously announced (i) offers to exchange (the “Exchange Offers”) any and all of the outstanding (x) $350,000,000 aggregate principal amount of existing unsecured 6.125% Senior Notes due 2023 (the “2023 Notes”) and (y) $500,000,000 aggregate principal amount of existing unsecured 6.625% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “Existing Notes”) issued by its wholly-owned subsidiary Party City Holdings Inc. (“Holdings”) for: (A) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), representing up to 19.90% of the outstanding Common Stock at the expiration of the Exchange Offers; (B) 5.00% Cash/PIK / 5.00% PIK Senior Secured Second Lien Notes due 2026 (the “Second Lien Anagram Notes”) to be co-issued by Anagram Holdings, LLC, which is to be formed as a wholly owned subsidiary of Holdings (“Anagram LLC”), and Anagram International, Inc., an existing Minnesota corporation and a direct subsidiary of Holdings, which shall become a wholly owned subsidiary of Anagram LLC upon the consummation of the Exchange Offers (together with Anagram LLC, the “Anagram Issuers”); (C) Floating Rate Senior Secured First Lien Notes due 2025 (the “First Lien Party City Notes”) to be issued by Holdings; and (D) Subscription Rights (as defined below); (ii) consent solicitations (the “Consent Solicitations”), whereby the Company is soliciting consents (the “Consents”) from eligible holders to certain proposed amendments (the “Proposed Amendments”) to the indentures governing the Existing Notes (the “Existing Notes Indentures”); and (iii) rights offering (the “Rights Offering”), pursuant to which certain eligible holders of Existing Notes have the right (the “Subscription Right”), but not the obligation, to subscribe for $48.82 aggregate principal amount of 10.00% Cash / 5.00% PIK Senior Secured First Lien Notes due 2025 (the “First Lien Anagram Notes”) to be issued by the Anagram Issuers, for each $1,000 principal amount of Existing Notes such eligible holders validly tender in the Exchange Offers. Each of the Exchange Offers, the Consent Solicitations and the Rights Offering is being conducted upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated as of June 26, 2020, as amended, supplemented, modified and updated by Supplement No. 1, dated July 2, 2020, and Supplement No. 2, dated July 9, 2020 (as so amended, supplemented, modified and updated, the “Offering Memorandum”).

The early participation time relating to the Exchange Offers, the Consent Solicitations and the Rights Offering has been extended from 5:00 p.m., New York City time, on July 10, 2020 to 11:59 p.m., New York City time, on July 24, 2020, and such extended early participation time (the “Extended Early Participation Time”), as it may be further extended, shall now constitute the “Early Participation Time” as defined in the Offering Memorandum; provided, however, that the deadline to validly withdraw tenders of Existing Notes for exchange, to revoke the related Consents and to revoke the exercise of the related Subscription Rights was not extended by the Company and expired at 5:00 p.m., New York City time, on July 10, 2020 (the “Withdrawal Deadline”). Accordingly, the Extended Early Participation Time will occur at the same time the Exchange Offers and the Consent Solicitations are scheduled to expire, and, given that the Withdrawal Deadline has now passed, any tenders of Existing Notes for exchange, related Consents delivered and related Subscription Rights exercised may no longer be withdrawn or revoked, as applicable.

Except as described in this press release, all other terms of the Exchange Offers, the Consent Solicitations and the Rights Offering remain unchanged.

Based on information provided by Epiq Corporate Restructuring, LLC (“Epiq”), the information and exchange agent for the Exchange Offers and Consent Solicitations and the subscription agent for the Rights Offering, Existing Notes were validly tendered and not validly withdrawn at or prior to the Withdrawal Deadline pursuant to the Exchange Offers in the principal amounts set forth below:

Existing Notes	CUSIP	Outstanding Aggregate Principal Amount (in millions)	Aggregate Principal Amount Tendered as of the Withdrawal Deadline (in millions)
6.125% Senior Notes due 2023	144A: 702150AC7 Regulation S: U70268AB0	$350.0	$327.1
6.625% Senior Notes due 2026	144A: 702150AD5 Regulation S: U70268AC8	$500.0	$378.6

In addition, sufficient numbers of eligible holders delivered at or prior to the Withdrawal Deadline the Consents necessary to effectuate the Proposed Amendments to each of the Existing Notes Indentures.

On the terms and subject to the conditions set forth in the Offering Memorandum, eligible holders that validly tender Existing Notes at or prior to the Extended Early Participation Time will receive, for each $1,000 principal amount of Existing Notes accepted for exchange, the Total Consideration (as defined in the Offering Memorandum) constituting 22.1481 shares of Common Stock, $117.65 principal amount of Second Lien Anagram Notes, $217.65 principal amount of First Lien Party City Notes and a Subscription Right.

The settlement date (the “Settlement Date”) for the Exchange Offers is expected to occur on or prior to the fourth business day following the expiration of the Exchange Offers and the Consent Solicitations.

Consummation of the Exchange Offers, the Consent Solicitations and the Rights Offering is conditioned upon the satisfaction or waiver of certain conditions set forth in the Offering Memorandum, including, among other things, the valid tender and acceptance by the Company of at least 98% of the aggregate principal amount of Existing Notes in the Exchange Offers (the “Minimum Condition”). We may waive or amend any of these conditions without providing additional withdrawal rights. If we amend the Minimum Condition by accepting fewer Existing Notes in the Exchange Offers or if we waive the Minimum Condition entirely, the Company’s obligations under the Existing Notes following the Settlement Date would be greater than would have been the case had the Minimum Condition been satisfied as originally proposed.

The Company is making the Exchange Offers, the Consent Solicitations and the Rights Offering only to eligible holders of Existing Notes through, and pursuant to, the terms of the Offering Memorandum. None of the Company, the Consenting Noteholders (as defined in the Offering Memorandum), the financial advisors of the Company and the Consenting Noteholders, Epiq, the trustee with respect to the Existing Notes, the trustees and collateral trustees under the indentures that shall govern the First Lien Anagram Notes, Second Lien Anagram Notes and First Lien Party City Notes or any of their respective affiliates takes any position or makes any recommendation as to whether or not eligible holders should tender their Existing Notes in the Exchange Offers, deliver Consents pursuant to the Consent Solicitations or participate in the Rights Offering.

The Exchange Offers and the Consent Solicitations may not be consummated on the terms described in this press release or at all. The Company is obligated to consummate the Exchange Offers in accordance with the terms described in the Offering Memorandum, subject to the terms and conditions of the previously announced transaction support agreement, dated May 28, 2020, as subsequently amended, by and among the Company, certain of its affiliates and certain holders of Existing Notes. The complete terms and conditions of the Exchange Offers are set forth in the Offering Memorandum.

Only eligible holders may receive a copy of the Offering Memorandum and participate in the Exchange Offers, the Consent Solicitations and the Rights Offering. Holders of Existing Notes wishing to certify that they are eligible holders in order to be eligible to receive a copy of the Offering Memorandum should contact Epiq by emailing Tabulation@epiqglobal.com and referencing “Party City” in the subject line to request an eligibility letter.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Exchange Offers are being made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), have not been registered with the Securities and Exchange Commission and rely on exemptions under state securities laws.

The Exchange Offers and the Rights Offering are being made and the Total Consideration is being offered and will be issued only: (i) in the United States, to holders of Existing Notes who are (x) “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (y) institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) of Regulation D under the Securities Act and (ii) outside the United States, to holders of Existing Notes who are not “U.S. persons” (as defined in Rule 902 under the Securities Act) in reliance on Regulation S of the Securities Act. The holders of Existing Notes who are eligible to participate in the Exchange Offers and the Rights Offering pursuant to at least one of the foregoing conditions are referred to herein as “eligible holders.”

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 850 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Forward-Looking Statements

This release includes statements that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth and the development and introduction of new products. In many cases you can identify forward-looking statements by terms such as “believes,” “anticipates,” “expects,” “targets,” “estimates,” “intends,” “will,” “may” or “plans” and similar expressions. These forward-looking statements reflect our current expectations and are based upon data available to us at the time the statements were made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations for reasons, among others, including (i) our ability to negotiate definitive documentation and close the Refinancing Transactions (as defined in the Offering Memorandum), (ii) the possibility that the Refinancing Transactions are delayed or do not close, including due to the failure to receive required participation by eligible holders of the Existing Notes, the inability to obtain required financing, or the failure of other closing conditions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, and (v) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K (“Annual Report”) and those factors described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q, both filed with the Securities and Exchange Commission (the “Commission”), as may be supplemented by other reports the Company files with the Commission. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management of the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. All forward-looking statements are qualified by these cautionary statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Farah Soi / Rachel Schacter

ICR

203-682-8200

InvestorRelations@partycity.com

Media Relations

Leigh Parrish / Barrett Golden / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

4